Exhibit 99.10


CONTACT: Liz Merritt, Rural/Metro Corporation
         (480) 606-3337
         Morgen-Walke Associates, Investor Relations
         Jim Byers (investors)
         (415) 439-4504
         Christopher Katis (media)
         (415) 439-4515

FOR IMMEDIATE RELEASE

                    RURAL/METRO CORPORATION GRANTED EXCEPTION

                   TO CONTINUE NASDAQ SMALLCAP MARKET LISTING

     SCOTTSDALE, ARIZ. (April 17, 2002) - Rural/Metro Corporation (Nasdaq: RURL) announced today that a Nasdaq Listing Qualifications Panel has determined the Company's securities will continue to be listed on the Nasdaq SmallCap Market via an exception to the bid price and net income/shareholders' equity/market capitalization requirements.

     In its decision to grant an exception, the Panel stated that Rural/Metro presented a definitive plan that should enable it to evidence compliance with the net income standard within a reasonable period of time and to sustain compliance with that requirement and all other requirements for continued listing on The Nasdaq SmallCap Market over the long term.

     Jack Brucker, President and Chief Executive Officer, said, "As a national leader in the ambulance transportation and fire protection industry, Rural/Metro is a strong and viable Company with solid potential for the future. We are very pleased to remain a Nasdaq-listed company and intend to fully meet the continued listing standards."

     Brucker  continued,  "Our  commitment  to providing  the highest  levels of service to our customers remains a priority as we focus on achieving sustained profitability, strong cash performance, profitable growth and increased shareholder value."

     The Panel determined to continue listing the Company's securities on the Nasdaq SmallCap Market pursuant to the following exceptions: Specifically, the Company requested, and was granted, an exception through September 30, 2002 to demonstrate full compliance with the $500,000 net income standard for the fiscal year ending June 30, 2002. Nasdaq also has required that the Company evidence year-to-date net income of at least $500,000 at the close of its fiscal third quarter ended March 31, 2002. Rural/Metro will announce third-quarter results on May 15, 2002.
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     In reaching its decision,  the Panel  considered  the fact that the Company had already achieved $1.98 million in net income midway through its 2002 fiscal year.

     Additionally, the Company must evidence on or before August 13, 2002 a closing bid price of at least $1.00 per share and maintain that price for a minimum of 10 consecutive trading days to remain in compliance. The Nasdaq Panel expressed confidence in the Company's ability to meet the minimum bid price standard within the 180-day grace period previously granted by Nasdaq.

     Effective at the start of trading on April 18, 2002, and throughout the exception period, the Company's trading symbol will be "RURLC".

     The Company believes it can meet these conditions, however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, it may continue to be quoted on the OTC Bulletin Board operated by the National Association of Security Dealers.

     Rural/Metro Corporation provides emergency and non-emergency ambulance transportation, fire protection and other safety-related services to municipal, residential, commercial and industrial customers in more than 400 communities throughout the United States and Latin America.

     EXCEPT FOR HISTORICAL INFORMATION HEREIN, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE COMPANY'S ABILITY TO SUCCESSFULLY MAINTAIN ITS LISTING ON THE NASDAQ SMALLCAP MARKET, THE COMPANY'S ABILITY TO HAVE ITS COMMON STOCK QUOTED ON THE OTC BULLETIN BOARD; SUFFICIENCY OF THE COMPANY'S CASH RESOURCES AND THE AVAILABILITY OF ADDITIONAL FINANCING IF NEEDED; THE ABILITY TO SUSTAIN OPERATING CASH FLOW, SECURE NEW CONTRACTS, RETAIN EXISTING CONTRACTS, IMPROVE EARNINGS AND OPERATING MARGINS, AND ARRIVE AT A LONG-TERM SOLUTION FOR ITS REVOLVING CREDIT FACILITY AND/OR OVERALL DEBT STRUCTURE. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS.